UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to § 240.14a-12

PROLUNG, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

On June 2, 2021, IONIQ Sciences (“the Company”) sent the following email to the Company’s stockholders in connection with the Company’s 2020 annual meeting of stockholders scheduled to be held on July 9, 2021.

Dear IONIQ Sciences Shareholders and Friends,

Please join us for our remote ‘2020 Annual Meeting of ProLung dba IONIQ Sciences Shareholders’ on Friday, July 9 at 11:30am - 12:30pm MT.

The proxy materials and instructions on how to register to attend our remote meeting were mailed via USPS last week to all shareholders. You can also follow this link to read our Proxy Statement and register for our remote meeting. The meeting is only open to shareholders.

To attend our remote meeting, please pre-register at the link above BEFORE July 8 at 11:59pm ET.

For those shareholders who register to attend our remote meeting, a personalized web link will be emailed to you 48 hours and then again 24 hours before of our meeting. You will need your personalized web link to attend our remote meeting.

You can submit questions to our team now by replying to this email or submitting them online during our remote meeting.

We look forward to seeing you at our remote ‘2020 Annual Meeting of ProLung dba IONIQ Sciences Shareholders’ on Friday, July 9 at 11:30am - 12:30pm MT.

We invite you to follow us on social media where we share updates. Links to our corporate pages can be found at the bottom of this email (@IONIQsciences).